(h)(5)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

between

ING VARIABLE INSURANCE TRUST

and

ING FUNDS SERVICES, LLC

Series	Administrative Fee (as a percentage of average daily net assets)
ING GET U.S. Core Portfolio – Series 6	0.055% on the first $5 billion 0.030% on all assets over $5 billion
ING GET U.S. Core Portfolio – Series 7	0.055% on the first $5 billion 0.030% on all assets over $5 billion
ING GET U.S. Core Portfolio – Series 8	0.055% on the first $5 billion 0.030% on all assets over $5 billion
ING GET U.S. Core Portfolio – Series 9	0.055% on the first $5 billion 0.030% on all assets over $5 billion
ING GET U.S. Core Portfolio – Series 10	0.055% on the first $5 billion 0.030% on all assets over $5 billion
ING GET U.S. Core Portfolio – Series 11	0.055% on the first $5 billion 0.030% on all assets over $5 billion
ING GET U.S. Core Portfolio – Series 12	0.055% on the first $5 billion 0.030% on all assets over $5 billion
ING GET U.S. Core Portfolio – Series 13	0.055% on the first $5 billion 0.030% on all assets over $5 billion
ING GET U.S. Core Portfolio – Series 14	0.055% on the first $5 billion 0.030% on all assets over $5 billion